UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 28, 2007

THE CHILDREN’S PLACE RETAIL STORES, INC.
(Exact name of registrant as specified in charter)

Delaware	0-23071	31-1241495
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

915 Secaucus Road, Secaucus, New Jersey, 07094
(Address of Principal Executive Offices) (Zip Code)

(201) 558-2400
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

To better support the capital needs of our business and reduce the fees associated with our credit facility borrowings, on June 28, 2007, The Children’s Place Retail Stores, Inc. and its indirect wholly-owned subsidiary, The Children’s Place Services Company, LLC, on the one hand, and Wells Fargo Retail Finance, LLC, Wachovia Capital Finance Corporation (New England), Lasalle Retail Finance, JPMorgan Chase Bank, N.A., Citicorp USA, Inc., and HSBC Bank USA, National Association, on the other hand (collectively, the “Senior Lenders”), entered into a fifth amended and restated loan and security agreement (the “2007 Amended Loan Agreement”) and a new letter of credit agreement (the “Letter of Credit Agreement”).

In addition, on June 28, 2007, concurrently with the execution of the 2007 Amended Loan Agreement and the Letter of Credit Agreement, our indirect wholly-owned subsidiary, Hoop Retail Stores, LLC (“Hoop USA”) and the Senior Lenders entered into a Second Amendment to the Loan Agreement dated as of November 21, 2004 (as amended, the “Amended Hoop Loan Agreement”).

Wells Fargo continues to serve as the administrative agent under all of these facilities.

2007 Amended Loan Agreement; Letter of Credit Agreement

The 2007 Amended Loan Agreement replaces our current credit facility and the Letter of Credit Agreement is a new demand facility which allows us to issue letters of credit for inventory purposes for up to $60 million to support The Children’s Place business.

The 2007 Amended Loan Agreement reduces the facility maximum from $130 million to $100 million for borrowings and letters of credit, including a sub-limit for letters of credit of $100 million. However, we now have a $30 million “accordion” feature that enables us to increase the facility (and the sub-limit for letters of credit) to an aggregate amount of up to $130 million at our option. The “accordion” feature is fully syndicated and can be activated in $5 million increments as long as we are not in default. A fee of 0.10% of each commitment increase is applicable for the “accordion” feature. In addition, there is a seasonal over-advance feature that enables us to borrow up to an additional $20 million from July 1st through October 31st, subject to satisfying certain conditions, including a condition relating to our actual and projected pro forma EBITDA. The seasonal over-advance feature can only be activated in the minimum of $5 million increments and at all times during which seasonal over-advances are outstanding, interest on all reference rate loans and letter of credit fees, shall be increased by 0.25%.

The term of the 2007 Amended Loan Agreement ends on November 1, 2010. If we terminate the 2007 Amended Loan Agreement during the first year there is a 0.5% termination fee, thereafter we are not subject to a termination fee. Under the 2007 Amended Loan Agreement the LIBOR margin we are charged has been reduced from a range of 1.25% - 2.25% to 1.00% -- 1.50%, depending upon our average excess availability, letter of credit fees for commercial and standby letters of credit continue to be 0.75% and the unused line fee we are charged has been reduced from 0.375% to 0.25%.

Credit extended under the 2007 Amended Loan Agreement continues to be guaranteed by our subsidiaries (other than Hoop USA, its parent and subsidiaries, including Hoop Canada Inc. (collectively, the “Hoop Entities”), and continues to be secured by a first priority security interest in substantially all of our assets and the assets of our subsidiaries, other than assets in Canada and Puerto Rico and assets owned by the Hoop Entities. The amount that can be borrowed under the 2007 Amended Loan Agreement depends on our levels of eligible inventory and accounts receivable relating to The Children’s Place business. The 2007 Amended Loan Agreement also contains covenants, which include limitations on our annual capital expenditures, maintenance of certain levels of excess collateral, a prohibition on the payment of dividends, limitations on the amount of funds we can invest in the Hoop Entities, and a requirement that we reserve a portion of our permitted capital expenditures for investment in the Hoop Entities.

Under the new Letter of Credit Agreement, we can issue letters of credit for inventory purposes for up to $60 million to support The Children’s Place business. The Letter of Credit Agreement can be terminated at any time by either us or Wells Fargo, as agent. Interest is paid at the rate of 0.75% on the aggregate undrawn amount of all letters of credit outstanding. Our obligations under the Letter of Credit Agreement are secured by a security interest in substantially all of our assets and the assets of our subsidiaries, other than assets in Canada and Puerto Rico and assets of the Hoop Entities. Upon any termination of the Letter of Credit Agreement, we would be required to fully collateralize all outstanding letters of credit issued thereunder and, if we failed to do so, our outstanding liability under the letter of credit agreement would reduce our borrowing capacity under the 2007 Amended Loan Agreement.

Amendment to Hoop Loan Agreement

The Amended Hoop Loan Agreement reduces the facility maximum from $100 million to $75 million for borrowings and letters of credit; however we now have a $25 million “accordion” feature that enables us to increase the facility to an aggregate amount of $100 million, including a sub-limit for letters of credit ranging from $70 million to $90 million, depending on whether we have used the accordion feature. The accordion feature is available at our option, subject to the amount of eligible inventory and accounts receivable of Hoop USA, other than assets in Canada. The “accordion” feature is fully syndicated and can be activated in $5 million increments as long as we are not in default. A fee of 0.10% of each commitment increase will be applicable for the “accordion” feature.

In addition, in the Amended Hoop Loan Agreement we extended the termination date of the facility from November 21, 2007 to November 21, 2010 and reduced the interest rates that we are charged on the outstanding borrowings and letters of credits. If we terminate the Amended Hoop Loan Agreement during the first year there is a 0.5% termination fee, thereafter we are not subject to a termination fee. Amounts outstanding under the Amended Hoop Loan Agreement now bear interest at a floating rate equal to the prime rate (versus prime + 0.25%) or, at Hoop USA’s option, the LIBOR rate plus a pre-determined margin. The LIBOR margin range has been reduced from 2.00% - 2.25% to 1.50% -- 1.75%, depending on Hoop USA’s level of excess availability. Letter of credit fees continue to range from (a) 1.25% -- 1.50% for commercial letters of credit and (b) 1.75% -- 2.00% for standby letters of credit, depending upon availability. The unused line fee we are charged has been reduced from 0.30% to 0.25%.

The Amended Hoop Loan Agreement continues the covenants included in the original Hoop loan agreement, including limitations on indebtedness, maintenance of certain levels of excess collateral and restrictions on the payment of dividends and indebtedness. Credit extended under the Amended Hoop Loan Agreement continues to be secured by a first priority security interest in substantially all the assets of Hoop USA, other than assets in Canada, including a pledge of a portion of its equity interests in its indirect wholly-owned Canadian subsidiary, Hoop Canada, Inc.

Item 2.03 Creation of a Direct Financial Obligation.

See Item 1.01 above.

[SIGNATURE BLOCK FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHILDREN’S PLACE RETAIL STORES, INC.

Dated: July 5, 2007	By:	/s/ Adrienne Urban
Name: Adrienne Urban
Title: Assistant Treasurer